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                                                            EXHIBIT 23(a)

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in the registration statement of our report dated March 26, 1997 (except with respect to matters discussed in Note 2C as to which the date is May 23, 1997) included in Brazil Fast Food Corp's
Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in or made a part of this registration statement.

                                       /s/ Arthur Andersen LLP
                                       -----------------------
                                       ARTHUR ANDERSEN LLP

New York, New York
September 22, 1997